As filed with the Securities and Exchange Commission on August 6, 1997
                                                Registration No. 333-

                     SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                  FORM S-4
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                     CULLIGAN WATER TECHNOLOGIES, INC.
           (Exact name of registrant as specified in its charter)

         DELAWARE                   2873                  51-0350629
     (State or other          (Primary Standard          (IRS Employer
      jurisdiction             Industrial                Identification Number)
      of incorporation or      Classification Code
      organization)            Number)

                        Edward A. Christensen, Esq.
                     Culligan Water Technologies, Inc.
                            One Culligan Parkway
                         Northbrook, Illinois 60062
                               (847) 205-6000
                 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 Copies to:

      Gregory A. Fernicola, Esq.             David H. Kaufman, Esq.
   Skadden, Arps, Slate, Meagher &        Stroock & Stroock & Lavan LLP
           Flom LLP                             180 Maiden Lane
           919 Third Avenue                 New York, New York 10038
       New York, New York 10022                 (212) 806-5400
            (212) 735-3000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the Registration Statement becomes effective.

     If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ( )

                      CALCULATION OF REGISTRATION FEE

                                        Proposed       Proposed
 Title of Each Class of   Amount        Maximum        Maximum     Amount
    Securities to be      to be        Offering       Aggregate    of Regis-
      Registered        Registered(1)  Price Per       Offering   tration Fee
                                       Unit (2)        Price

 Common Stock, par
 value $.01 per share
 (including the
 associated Rights to
 purchase Series A
 Junior Participating
 Preferred Stock)(3) ..    6631        $42.19        $279,762       $85

(1) Represents additional shares of Common Stock, par value $.01 per share ("Culligan Common Stock"), of Culligan Water Technologies, Inc. ("Culligan"), issuable pursuant to the Amended and Restated Agreement and Plan of Merger and Reorganization described in the Joint Proxy Statement/Prospectus included in the Registration Statement on Form S-4 of Culligan (File No. 333-26953) and incorporated herein by reference.
(2) Estimated solely for purposes of calculating the registration fee required under Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act"), and calculated pursuant to Rule 457 under the Securities Act, based on the average of the high and low prices reported for a share of Culligan Common Stock on July 31, 1997, as reported on the New York Stock Exchange Composite Tape.
(3) Rights to purchase Series A Junior Participating Preferred Stock of Culligan are attached to and trade with the shares of Culligan Common Stock being registered hereby. Value attributed to such rights, if any, is reflected in the market price of Culligan Common Stock.




     This registration statement is being filed with respect to the registration of additional shares of common stock, par value $.01 per share, of Culligan Water Technologies, Inc., a Delaware corporation ("Culligan"), pursuant to Rule 462(b) under the Securities Act. The contents of the Registration Statement on Form S-4 of Culligan (File No. 333-26953), including the exhibits thereto, are incorporated by reference into this registration statement.


                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Culligan has duly caused this Registration Statement, or an amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northbrook, State of Illinois, on the 6th day of August, 1997.

                                        CULLIGAN WATER TECHNOLOGIES, INC.

                                        By   /s/ Edward A. Christensen
                                           ________________________________
                                           Name:  Edward A. Christensen
                                           Title: Vice President, General
                                                  Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement, or an amendment thereto, has been signed below by the following persons in the capacities and on the dates indicated.

  SIGNATURES                        TITLE                            DATE

       *                  President, Chief Executive Officer    August 6, 1997
-----------------------   and Director (Principal Executive
  DOUGLAS A. PERTZ        Officer)

       *                  Vice President Finance and            August 6, 1997
-----------------------   Chief Financial Officer
  MICHAEL E. SALVATI      (Principal Financial
                          Officer and Principal
                          Accounting Officer)

       *                  Director                              August 6, 1997
-----------------------
  ANDREW AFRICK

       *                  Director                              August 6, 1997
------------------------
  R. THEODORE AMMON

       *                  Director                              August 6, 1997
------------------------
  BERNARD ATTAL

       *                  Director                              August 6, 1997
-------------------------
  LEON D. BLACK

       *                  Director                              August 6, 1997
-------------------------
  ROBERT H. FALK

       *                  Director                              August 6, 1997
-------------------------
  MARK H. RACHESKY

       *                  Director                              August 6, 1997
-------------------------
  ROBERT L. ROSEN

       *                  Director                              August 6, 1997
-------------------------
  MARK J. ROWAN

       *                  Director                              August 6, 1997
-------------------------
  STEPHEN SOLARZ

       *                  Director                              August 6, 1997
-------------------------
  CARL SPIELVOGEL


*By: /s/ Edward A. Christensen
    ---------------------------
     EDWARD A. CHRISTENSEN
          ATTORNEY-IN-FACT


                               EXHIBIT INDEX

Exhibit
Number                             Description

 2.1 Agreement and Plan of Merger and Reorganization, dated as of February 5, 1997, by and among Culligan, Culligan Water Company, Inc., Ametek, Inc. and Ametek Aerospace Products, Inc. (included as Appendix A to Part I of the Registration Statement on Form S-4 of Culligan (File No. 333-26953) and incorporated herein by reference).

 3.1 Amended and Restated Certificate of Incorporation of Culligan, as amended.*

 3.2 Amended and Restated By-laws of Culligan, as amended and restated.*

 4.1 Rights Agreement, dated as of September 13, 1996, between Culligan and The First National Bank of Boston, as Rights Agent.***

 5.1 Opinion and Consent of Skadden, Arps, Slate, Meagher & Flom LLP with respect to the legality of the securities to be issued in the Merger.**

 8.1 Internal Revenue Service Private Letter Ruling regarding tax matters.**

10.1 Credit Agreement, dated as of July 14, 1995 (the "Credit Agreement"), among Culligan, Culligan International Company ("Culligan International") and the other Borrowers as defined therein, the financial institutions named therein as Lenders (the "Lenders"), Credit Lyonnaise, New York Branch and Wells Fargo Bank, National Association, as Co-Agents for the Lenders, and The First National Bank of Boston, as Managing Agent for the Lenders (the "Managing Agent").*

10.2 Stock Pledge Agreement dated as of July 14, 1995 between Culligan International and the Managing Agent for the benefit of the Lenders.*

10.3 Stock Pledge Agreement dated as of July 14, 1995 between Culligan and the Managing Agent for the benefit of the Lenders.*

10.4 International Pledge Agreement dated as of July 14, 1995 among the Pledgors as defined therein and the Managing Agent for the benefit of the Lenders.*

10.5 Note Pledge Agreement dated as of July 14, 1995 between Culligan International and the Managing Agent for the benefit of the Lenders.*

10.6       Form of the Culligan's 1995 Stock Option and Incentive Award
           Plan.*

10.7 Employment Agreement, dated as of December 15, 1994, between Culligan International and Douglas A. Pertz.*

10.8 Tax Sharing Agreement, dated as of July 14, 1995, between Samsonite and Culligan.*

10.9       Culligan Supplemental Retirement Plan, dated July 1, 1991.*

10.10 Amended and Restated Registration Rights Agreement, dated November 2, 1995.***

10.11 Form of Indemnification Agreement entered into by Culligan with each of its officers and directors.*

10.12      Amendment No. 1, dated as of January 29, 1996, to the Credit
           Agreement.***

10.13      Amendment No. 2, dated as of August 1996, to the Credit
           Agreement.***

12.1 Statement regarding computation of ratio of earnings to fixed charges.**

21.1       List of Subsidiaries.**

23.1 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in its opinion in Exhibit 5.1).

23.2       Consent of KPMG Peat Marwick LLP.**

23.3       Consent of Ernst & Young LLP.**

23.4       Consent of Goldman, Sachs & Co.**

24.1 Powers of Attorney (included on the signature page of the Registration Statement on Form S-4 of Culligan (File No. 333-26953) and incorporated by reference herein).

99.1 Form of Proxy Solicited by the Board of Directors of AMETEK, Inc. (relating to the special meeting of stockholders of AMETEK, Inc.).**

99.2 Form of Letter of Transmittal (relating to the merger of AMETEK, Inc. with and into a wholly owned subsidiary of Culligan).**

__________


 * Incorporated by reference to Culligan's Registration Statement on Form 10, filed with the Commission on September 1, 1995.
** Incorporated by reference to the Registration Statement on Form S-4 of Culligan (File No. 333-26953).
*** Incorporated by reference to Culligan's Annual Report on Form 10-K for the Fiscal Year Ended January 31, 1996, with the Commission on April 30, 1996.